FOR IMMEDIATE RELEASE Federal Signal Completes Acquisition of New Way Trucks; Raises Full-Year 2025 Outlook DOWNERS GROVE, Illinois, November 26, 2025 — Federal Signal Corporation (NYSE: FSS) (the “Company”), a leader in environmental and safety solutions, today announced that it has completed the acquisition of Scranton Manufacturing Company LLC d/b/a New Way Trucks (“New Way”), a leading U.S.-based designer and manufacturer of refuse collection vehicles. The signing of the purchase agreement was previously announced on September 24, 2025. “We are thrilled to complete the acquisition of New Way and officially welcome its more than 750 employees to the Federal Signal family,” said Jennifer L. Sherman, President and Chief Executive Officer. “New Way’s leading market position in automated side loaders and its strong reputation for quality and customer focus make it a natural fit within our Environmental Solutions Group. With a current backlog in excess of $100 million, New Way has visibility into the first half of next year. Longer term, we expect to leverage the power of our specialty vehicle platform – from 80/20 product optimization to aftermarket expansion – to accelerate growth, enhance margins, and deliver long- term value for our customers and stockholders. Following the completion of the acquisition, we are raising our full- year 2025 net sales outlook to a new range of $2.12 billion to $2.16 billion, from the prior range of $2.10 billion to $2.14 billion. Although we expect the New Way acquisition to be neutral to adjusted EPS* this year, we are also increasing our full-year 2025 adjusted EPS* outlook to a new range of $4.12 to $4.20, from the prior range of $4.09 to $4.17.” The Company continues to expect the transaction to be neutral to EPS in 2026, reflecting planned business investments, integration and optimization initiatives, higher interest cost, and anticipated purchase accounting effects, including a preliminary estimate of intangible asset amortization expense. The Company expects the transaction to be accretive to EPS in subsequent years, with anticipated EPS accretion of between $0.40 and $0.45 in 2028, including anticipated annual run-rate synergies of between $15 million and $20 million, currently expected to be substantially realized by the end of 2028. About Federal Signal Federal Signal Corporation (NYSE: FSS) builds and delivers equipment of unmatched quality that moves material, cleans infrastructure, and protects the communities where we work and live. Founded in 1901, Federal Signal is a leading global designer, manufacturer, and supplier of products and total solutions that serve municipal, governmental, industrial, and commercial customers. Headquartered in Downers Grove, Ill., with manufacturing facilities worldwide, the Company operates two groups: Environmental Solutions and Safety and Security Systems. For more information on Federal Signal, visit: www.federalsignal.com. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 This release contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward-looking statements regardless of new developments or otherwise. Statements in this release that are not historical are forward-looking statements. Forward-looking statements should not be relied upon as a predictor of actual results. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: the Company’s ability to achieve anticipated revenue and cost benefits associated with the New Way acquisition, economic and political uncertainty, risks and adverse economic effects associated with geopolitical conflicts including tariffs and other trade conflicts, legal and regulatory developments, foreign currency exchange rate changes, inflationary pressures, product and price competition, supply chain disruptions, availability and pricing of raw materials, interest rate changes, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, work stoppages, increases in pension funding requirements, cybersecurity risks, increased legal expenses and litigation results and other risks and uncertainties described in filings with the Securities and Exchange Commission. Contact: Ian Hudson, Chief Financial Officer, +1-630-954-2000, ihudson@federalsignal.com * Adjusted earnings per share (“EPS”) is a non-GAAP measure, which includes certain adjustments to reported GAAP net income and diluted EPS. In the nine months ended September 30, 2025, we have made adjustments to exclude the impact of acquisition and integration-related expenses, net, purchase accounting effects, and certain special income tax items, where applicable. In prior years, we have also made adjustments to exclude the impact of environmental remediation costs of a discontinued operation, pension-related charges, debt settlement charges, and certain other unusual or non-recurring items. Should any similar items occur in the remainder of 2025, we would expect to exclude them from the determination of adjusted EPS. However, because of the underlying uncertainty in quantifying amounts which may not yet be known, a reconciliation of our Adjusted EPS outlook to the most applicable GAAP measure is excluded based on the unreasonable efforts exception in Item 10(e)(1)(i)(B).